Exhibit 99.3 Third Quarter 2019 Financial and operating results for the period ended September 30, 2019 November 5, 2019 Unless otherwise specified, comparisons in this presentation are between 3Q18 and 3Q19. CNO Financial Group | 2017 Investor Day | June 5, 2017 1

Forward-Looking Statements Certain statements made in this presentation should be considered forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These include statements about future results of operations and capital plans. We caution investors that these forward- looking statements are not guarantees of future performance, and actual results may differ materially. Investors should consider the important risks and uncertainties that may cause actual results to differ, including those included in our press release issued on November 5, 2019, our Quarterly Reports on Form 10-Q, our Annual Report on Form 10-K and other filings we make with the Securities and Exchange Commission. We assume no obligation to update this presentation, which speaks as of today’s date. CNO Financial Group | Third Quarter 2019 Earnings | November 5, 2019 2

Non-GAAP Measures This presentation contains the following financial measures that differ from the comparable measures under Generally Accepted Accounting Principles (GAAP): operating earnings measures; book value, excluding accumulated other comprehensive income (loss) per share; operating return measures; earnings before net realized investment gains (losses) from sales and impairments, net change in market value of investments recognized in earnings, fair value changes in embedded derivative liabilities, fair value changes related to the agent deferred compensation plan, loss on extinguishment of debt, loss related to reinsurance transaction, other non-operating items, corporate interest expense and taxes; and debt to capital ratios, excluding accumulated other comprehensive income (loss). Reconciliations between those non-GAAP measures and the comparable GAAP measures are included in the Appendix, or on the page such measure is presented. While management believes these measures are useful to enhance understanding and comparability of our financial results, these non-GAAP measures should not be considered substitutes for the most directly comparable GAAP measures. Additional information concerning non-GAAP measures is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors – SEC Filings” section of CNO’s website, www.CNOinc.com. CNO Financial Group | Third Quarter 2019 Earnings | November 5, 2019 3

CNO Financial Group | Third Quarter 2019 Earnings | November 5, 2019 4

Quarter in Review Solid quarterly performance • All growth scorecard metrics up YoY for 5th consecutive quarter Strong • First-year collected premiums up 16% Operational • Total collected premiums (excl. LTC in run-off) up 8% Performance • Life and health sales up 3% • All health benefit ratios within provided guidance • Returned $92 million to shareholders; $75 million in share buybacks Building on • BV per diluted share (excl. AOCI)1 of $20.30 up from $20.00 at 6/30 1 Track Record • Operating ROE , excluding significant items, of 10.6% • Entered into strategic technology partnership with Cognizant and of Execution HCL; expected to deliver $20 million in savings over 5 years • Launched Direct-to-Consumer 3rd party Medicare Advantage pilot 1 A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure. CNO Financial Group | Third Quarter 2019 Earnings | November 5, 2019 5

Growth Scorecard

CNO FINANCIAL GROUP

All 5 metrics up YoY for 5th consecutive quarter

Drive Growth

Expand to the Right

($ millions)	2018 3Q	2018 4Q	2018 TY	2019 1Q	2019 2Q	2019 3Q	% Change Q/Q
New Annualized Premium [1]							
Life Insurance	$37.4	$36.3	$147.5	$39.7	$39.4	$37.3	-0.3%
Health Insurance	44.3	53.3	183.7	40.1	45.8	46.7	5.4%
Total Life & Health Insurance	$81.7	$89.6	$331.2	$79.8	$85.2	$84.0	2.8%
Collected Premiums							
Bankers Life	$635.7	$732.1	$2,648.2	$683.9	$705.2	$692.8	9.0%
Washington National	167.5	176.3	692.8	176.8	176.9	176.1	5.1%
Colonial Penn	74.0	75.2	298.3	77.2	76.7	77.1	4.2%
Sub-total	877.2	983.6	3,639.3	937.9	958.8	946.0	7.8%
LTC in run-off	44.9	3.7	145.8	3.6	3.4	3.3	nm
Total CNO	$922.1	$987.3	$3,785.1	$941.5	$962.2	$949.3	2.9%
Annuity Collected Premiums							
Bankers Life	$270.5	$354.3	$1,163.2	$315.3	$341.0	$325.0	20.1%
Client Assets in Brokerage and Advisory [2]							
Bankers Life	$1,178.0	$1,104.9	$1,104.9	$1,234.4	$1,303.0	$1,362.7	15.7%
Fee Revenue [3]	$10.4	$10.6	$49.8	$25.4	$15.6	$16.3	56.7%

1 Measured as 100% of new term life and health annualized premiums and 10% of single premium whole life deposits.
2 Client assets include cash and securities in brokerage and managed advisory accounts.
3 Prior period fee revenue on the Growth Scorecard (which only included the fee revenue of Bankers Life) has been restated to include fee revenue from Washington National (including the fee revenue of Web Benefits Design acquired in 2Q19).

CNO Financial Group | Third Quarter 2019 Earnings | November 5, 2019

6

Segment Update Growth momentum remains strong Key Initiatives Third Quarter Highlights • First-year collected premiums up 17%; total collected Reinvigorate premiums up 9% • Health NAP up 2%; Life NAP down 3% growth • Med Advantage issued policies up 56%; third party fee income up 26% • Annuity collected premiums up 20%; average collected Expand premium per policy up 2% to the right • Total client assets up 16% at BD/RIA to $1.4 billion • FA count up 10%; 14% of agent force dually licensed Reshape the agent • Quarterly average producing agent count up 2% force and optimize • Continued positive impact from agent force initiatives productivity • Ongoing agent productivity improvement CNO Financial Group | Third Quarter 2019 Earnings | November 5, 2019 7

Segment Update

Washington National

Continued Worksite strength; Individual market stabilizing

Key Initiatives	Third Quarter Highlights
Maintain growth momentum	• Best 3Q sales on record; overall NAP up 9% • Life NAP up 12%; Life collected premiums up 17% • Individual segment sales flat YoY
Advance worksite capabilities	• Worksite NAP up 19% • Worksite producing agent count up 16% • WBD integration on plan; early cross-selling success
Expand Geographically	• Continued expansion into underpenetrated territories • Geographic expansion drove 5% of total 3Q/YTD NAP
Enhance product portfolio	• Product diversification initiatives comprised 10% of total 3Q/YTD NAP

CNO Financial Group | Third Quarter 2019 Earnings | November 5, 2019 8

Segment Update Broadening direct-to-consumer capabilities Key Initiatives Third Quarter Highlights Continue • Best 3Q sales on record • First-year collected premiums up 11% sales growth • Total collected premiums up 4% Improve sales productivity; • Continue to invest in web/digital capabilities • Technology enhancements supporting productivity gains expand web/digital • 5,000 web chat sessions per month capabilities TM Enhance product • Living Insurance now available in 47 states and D.C. • Launched Medicare Advantage telesales pilot with Humana portfolio • Providing call center support for Web Benefits Design CNO Financial Group | Third Quarter 2019 Earnings | November 5, 2019 9

Excess Capital Allocation Strategy Disciplined and opportunistic approach Organic investments to sustain and grow the core businesses Return capital to shareholders • $75 million in share repurchases in 3Q; $177 million YTD • Dividend payout ratio targeted at 20-25% Opportunistic transactions • Highly selective M&A to expand product offerings or enhance distribution CNO Financial Group | Third Quarter 2019 Earnings | November 5, 2019 10

Financial Highlights

Core operations remain solid; 3Q earnings pressured by lower NII

Third Quarter 2019

- Net operating income per diluted share[1] of $0.45, down 13% from $0.52 in 3Q18 as adjusted to remove the earnings from the LTC business that was ceded in 3Q18
  - Lower investment income from change in market yields and 1Q19 up in quality repositioning drove decline of $0.08[1] per share
  - YTD operating income per share down 3.6%[2]
- Weighted average share count down 6%
- Lower interest rates had an adverse effect on non-operating income; favorable impact on AOCI
- Operating ROE[1], excluding significant items, of 10.6%
- Holding company cash and investments of $260 million
- Estimated consolidated RBC ratio of 405%
- Statutory operating income of $44 million; Statutory capital and surplus of $1.7 billion

Financial Results

($ millions, except where noted)


3Q18
3Q19
$0.53
$(0.01)
$0.52
$0.45
Earnings on long-term care block ceded in 3Q18
Net Operating Income Per Share¹

	3Q18	3Q19
Net Operating Income[1]	$87.5	$69.2
Net Operating Income Adj. for Ceded LTC Business	$85.8	$69.2
Weighted Average Shares Outstanding (in millions)	164.6	155.3

1 A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure.
2 2018 YTD operating income per share adj. to remove the earnings from the ceded LTC business and excl. significant items.

CNO Financial Group | Third Quarter 2019 Earnings | November 5, 2019 11

Segment Results[1]

Stable underwriting margins offset by lower NII and higher growth spend

Segment Adjusted EBIT Excluding Significant Items[2]

($ millions)	3Q18	4Q18	1Q19	2Q19	3Q19
Bankers Life	$94.4	$81.1	$63.1	$86.4	$78.9
Washington National	$30.3	$29.7	$30.5	$25.9	$26.8
Colonial Penn	$6.1	$4.8	($1.4)	$5.8	$3.7
LTC in run-off	$2.1	$0.3	$2.5	$3.2	$3.6
Corporate	($11.8)	($15.3)	$0.8	($12.0)	($11.2)
Ceded LTC business	$(2.1)	$0.00	$0.00	$0.00	$0.00
Total CNO, excl ceded LTC business	**$119.0**	**$100.6**	**$95.5**	**$109.3**	**$101.8**
Colonial Penn In-Force[2]	$18.8	$17.8	$14.2	$19.7	$19.1

Segment Highlights

- Lower investment income impacted all segments
- Bankers Life results reflect improved underwriting margins offset by higher YoY spend on growth initiatives
- Washington National benefited from strong supplemental health underwriting margin
- Colonial Penn Adjusted EBIT[2] reflects solid in-force growth (up 2% to $19.1 million), offset by increased marketing spend
  - Now expect full year EBIT of $12-$16 million
- LTC in run-off benefited from favorable underwriting margin; expect breakeven performance going forward

1 Results reflect changes we made to our segment reporting in 3Q18. All prior period segment disclosures have been revised to move the long-term care block ceded in 3Q18 from Bankers Life segment to Long-term care in run-off segment.

2 A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure.

CNO Financial Group | Third Quarter 2019 Earnings | November 5, 2019

12

Health Margins All benefit ratios within guidance Bankers Life Medicare Bankers Life Long-term Care Washington National Supplement Benefit Ratio IABR1,2 Supplemental Health IABR1 $192 $190 $191 $191 $190 $152 $156 $156 $157 $158 75.6% 76.0% 74.0% 74.9% 72.3% $64 $64 $64 $64 $64 56.9% 56.2% 55.4% 53.8% 79.0% 74.7% 77.2% 77.5% 78.7% 53.4% 3Q18 4Q18 1Q19 2Q19 3Q19 3Q18 4Q18 1Q19 2Q19 3Q19 3Q18 4Q18 1Q19 2Q19 3Q19 Earned Premium ($ millions) Earned Premium ($ millions) Earned Premium ($ millions) Reported Benefit Ratio Reported IABR Reported IABR • Benefit ratio of 74.9% • IABR1,2 of 78.7% • IABR1 of 55.4% • 1% (+/-) = $1.9 million pre-tax • 1% (+/-) = $0.6 million pre-tax • 1% (+/-) = $1.6 million pre-tax • Maintaining benefit ratio • Maintaining IABR1,2 guidance • Maintaining IABR1 guidance guidance of 73-77% for 2019 of 74-79% for 2019 of 55-58% for 2019 1 Interest-adjusted benefit ratio (IABR); a non-GAAP measure. Refer to the Appendix for the corresponding GAAP measure. CNO Financial Group | Third Quarter 2019 Earnings | November 5, 2019 2 Retained LTC business only. 13

Investment Results

Lower interest rates and up-in-quality trade create ongoing headwinds

Average Invested Assets and Cash



LTC Reinsurance Ceded Assets[1]
$3,220
$45.4
-
-
-
-
Net Investment Income
$21,751
$21,832
$22,058
$22,201
$22,382
$286.6
$290.5
$270.6
$286.7
$275.9

($ millions)	3Q18	4Q18	1Q19	2Q19	3Q19
New Money Rate[2]	4.73%	4.77%	4.38%	4.58%	4.66%
Book Yield[3]	5.39%	5.24%	5.15%	5.08%	5.03%
Earned Yield[4]	5.44%	5.40%	5.02%	5.30%	5.11%
Pre-Pay/Call/Make-whole Income	$5.4	$10.9	$2.5	$6.6	$3.0
Alternative Investment Income	$16.8	$13.0	$5.5	$17.1	$17.7
Impairments	$2.1	$0.5	$2.2	-	$3.4

Quarter Highlights

- Book yield decline reflects lower market yields and 1Q up in quality repositioning
  - Sequential book yield decline of 5 bps in line with expectations
- Results benefited from solid alternatives performance offset by lower prepayment income
- Credit performance remains solid; continued low level of impairments
- No significant allocation changes in 3Q following 1Q up in quality repositioning
  - BBBs comprise 39% of fixed maturity portfolio vs. 47% in 3Q18

1 Assets ceded in conjunction with reinsurance transaction completed in 3Q18.
2 New money rate is the book yield on fixed maturity investments acquired in the period, excluding assets purchased for FHLB matchbook program.
3 Book yield on fixed maturity investments, excluding assets held in the FHLB matchbook program.
4 Earned yield is the investment income earned during the period divided by the weighted average book value of the investment portfolio, excluding amounts related to assets held in the FHLB matchbook program.

CNO Financial Group | Third Quarter 2019 Earnings | November 5, 2019
14

Committed to Long-Term Shareholder Value Creation Continued progress on strategic initiatives Effectively deploy excess capital Extend depth and breadth of product offerings Leverage diverse distribution channels and unique product combination Expand to the right Enhance customer experience Growth in sales, earnings, FCF, and ROE CNO Financial Group | Third Quarter 2019 Earnings | November 5, 2019 15

Questions and Answers CNO Financial Group | Third Quarter 2019 Earnings | November 5, 2019 16

Appendix 1: Quarter in Review Strong Operational Performance • Broker-Dealer/Registered Investment Advisor Slide 18 • Agent Count Slide 19 Building on Strong Track Record of Execution • Bankers Life Retained LTC Insurance Slides 20-21 • Portfolio Composition Slide 22 CNO Financial Group | Third Quarter 2019 Earnings | November 5, 2019 17

Broker-Dealer/Registered Investment Advisor

Account value up 16% YoY; approaching $1.4 billion

($ millions)

		2018		2019		
		3Q	4Q	1Q	2Q	3Q
Net New Client Assets in Brokerage and Advisory[1]	Brokerage	$26.3	-$1.1	-$3.0	$5.1	$13.4
	Advisory	44.2	13.2	35.7	33.2	29.9
	Total	$70.5	$12.1	$32.7	$38.3	$43.3
Client Assets in Brokerage and Advisory[1] **at end of period**	Brokerage	$860.4	$794.1	$861.6	$886.0	$913.7
	Advisory	317.6	310.8	372.8	417.0	449.0
	Total	$1,178.0	$1,104.9	$1,234.4	$1,303.0	$1,362.7

1 Client assets include cash and securities in brokerage and managed advisory accounts. Net new client assets includes total inflows of cash and securities into brokerage and managed advisory accounts less outflows. Inflows include interest and dividends and exclude changes due to market fluctuations.

Bankers Life is the marketing brand of various affiliated companies of CNO Financial Group including, Bankers Life and Casualty Company, Bankers Life Securities, Inc., and Bankers Life Advisory Services, Inc. Non-affiliated insurance products are offered through Bankers Life General Agency, Inc. (dba BL General Insurance Agency, Inc., AK, AL, CA, NV, PA). Agents who are financial advisors are registered with Bankers Life Securities, Inc.

Securities and variable annuity products and services are offered by Bankers Life Securities, Inc. Member FINRA/SIPC, (dba BL Securities, Inc., AL, GA, IA, IL, MI, NV, PA). Advisory products and services are offered by Bankers Life Advisory Services, Inc. SEC Registered Investment Adviser (dba BL Advisory Services, Inc., AL, GA, IA, MT, NV, PA). Home Office: 111 East Wacker Drive, Suite 1900, Chicago, IL 60601

CNO Financial Group | Third Quarter 2019 Earnings | November 5, 2019

18

Agent Counts Bankers Life producing agent count up for 5th consecutive quarter 2018 2019 % Change Bankers Life 3Q 4Q 1Q 2Q 3Q Q/Q Total Quarterly Average Producing Agents1,3 4,168 4,177 4,125 4,294 4,270 2.4% Quarterly Average Financial Advisors2,3 534 560 583 595 596 11.6% Washington National Total Quarterly Average Producing Agents1,3 710 730 682 726 729 2.7% 1 Producing Agents are agents that have submitted at least one policy in the month. 2 Financial advisors are agents who are licensed to sell certain securities brokerage products and services. 3 Quarterly average agent and advisor counts represent the average of the last 3 months. CNO Financial Group | Third Quarter 2019 Earnings | November 5, 2019 19

Bankers Life Retained Long-Term Care Insurance Retained book characterized by limited benefits, shorter duration periods % of Policies by Benefit Period Key LTC Data (As of 9/30/2019) 2% GAAP Reserves $1.89B <= 1 Yr 4% Statutory Reserves $1.94B Between 1 and 4 Policies In-Force 185,306 Yrs 38% Average Attained Age 75 years 56% Greater Than 4 but Not Life Avg. Daily Benefit $175 Life % Policies w/ Inflation Rider 26.6% Average Benefit Period1 1.6 years 1 Not including policies with lifetime benefits. CNO Financial Group | Third Quarter 2019 Earnings | November 5, 2019 20

Bankers Life Retained Long-Term Care Insurance Highly-differentiated in-force block; prudently managed • New sales (~$25mm annually) focused on short duration products • 98% of new sales for policies with 2 years or less in benefits • Average benefit period of 10 months • New business 25% reinsured since 2008 • Reserve assumptions informed by historical experience • No morbidity improvement • No mortality improvement • Minimal future rate increases • Ultimate new money rate lowered to 6.00% from 6.50% in 2018 • Favorable economic profile • 2018 Loss Recognition Testing margin of $235 million or ~13% of Net GAAP Liabilities • Statutory reserves ~$45 million higher than GAAP reserves • Total LTC is just 13% of overall CNO reserves • Potential adverse impact from severe stress scenarios is significantly reduced CNO Financial Group | Third Quarter 2019 Earnings | November 5, 2019 21

Portfolio Composition Conservative construction; 1Q19 up in quality repositioning $25 billion of Invested Assets Fixed Maturity Securities by Ratings Mortgage HY Corporates, (Fair Value as of 9/30/2019) Loans, 6.7% 3.0% CMO, 3.4% CMBS, 7.7% Municipals, 8.6% NAIC 2, 39.4% ABS, 10.8% Govts/Agency, NAIC 1, 56.9% 1.2% IG Corporates, CDO, 1.5% 49.0% Equities, 0.2% Other Invested Assets, 4.3% NAIC 3, 2.9% Policy Loans, 0.5% NAIC 4, 0.8% Cash, 3.3% NAIC 5 & NAIC 6, General Approach 0.0% • Positioned for stable performance across credit • Low impairments through multiple cycles cycles • Lower than average allocation to most higher risk • Emphasizing quality categories – all carefully calibrated • Keen focus on performance management and • Recession stress test scenarios continually positive selection updated and results manageable CNO Financial Group | Third Quarter 2019 Earnings | November 5, 2019 22

Appendix 2: Financial Exhibits • Holding Company Liquidity Slide 24 • Tax Asset Summary Slide 25 • Non-GAAP Financial Measures Slides 26-41 CNO Financial Group | Third Quarter 2019 Earnings | November 5, 2019 23

2019 Holding Company Liquidity ($ millions) 3Q19 Cash and Investments Balance - Beginning$ 264.1 Sources Dividends from Insurance Subsidiaries 39.4 Management Fees 29.9 Surplus Debenture Interest 22.7 Earnings on Corporate Investments 2.8 Net Intercompany Settlements and Other 9.4 Total Sources 104.2 Uses Share Repurchases 77.3 Common Stock Dividends 16.8 General Expenses & Other 13.8 Total Uses 107.9 Cash and Investments Balance - September 30, 2019$ 260.4 CNO Financial Group | Third Quarter 2019 Earnings | November 5, 2019 24

Tax Asset Summary Loss Carryforwards Details ($ millions) $607 • Total estimated economic value of NOLs of $307 million @ 10% discount rate (~$2.00 Life on per share basis) $137 • Life NOLs are expected to offset 80% of life taxable income until fully utilized. Non-life NOLs are expected to offset 100% of non- life taxable income and 35% of the Non-Life remaining life taxable income not offset by $470 life NOLs through 2023. Non-Life $190 Loss Carryforwards (1) Valuation Allowance CNO Financial Group | Third Quarter 2019 Earnings | November 5, 2019 1 Excludes $12 million related to state operating loss carryforwards. 25

4Q18 Significant Items

The table below summarizes the financial impact of significant items on our 4Q18 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions).

	Three months ended December 31, 2018		
	Actual results	Significant items	Excluding significant items
Net Operating Income:			
Bankers Life	$ 78.0	$ 3.1 (1)	$ 81.1
Washington National	31.9	(2.2) (1)	29.7
Colonial Penn	4.8	-	4.8
Long-term care in run-off	0.3	-	0.3
Adjusted EBIT from business segments	115.0	0.9	115.9
Corporate Operations, excluding corporate interest expense	(29.7)	14.4 (2)	(15.3)
Adjusted EBIT	85.3	15.3	100.6
Corporate interest expense	(12.1)	-	(12.1)
Operating earnings before tax	73.2	15.3	88.5
Tax expense on operating income	13.4	0.2	13.6
Net operating income (3)	$ 59.8	$ 15.1	$ 74.9
Net operating income per diluted share (3)	$ 0.36	$ 0.09	$ 0.45

(1) Adjustments arising from our comprehensive annual actuarial review of assumptions including $3.1 million of unfavorable impacts in the Bankers Life segment and $2.2 million of favorable impacts in the Washington National segment.

(2) $14.4 million unfavorable impact of current market conditions on the value of investments backing our Company-owned life insurance (COLI) used as a vehicle to fund Bankers Life's agent deferred compensation plan. Changes in the value of COLI investments are not subject to income taxes.

(3) A non-GAAP measure. See pages 27 and 30 for a reconciliation to the corresponding GAAP measure.

CNO Financial Group | Third Quarter 2019 Earnings | November 5, 2019 26

Quarterly Earnings

($ millions)

	3Q18	4Q18	1Q19	2Q19	3Q19
Bankers Life	$ 94.4	$ 78.0	$ 63.1	$ 86.4	$ 78.9
Washington National	30.3	31.9	30.5	25.9	26.8
Colonial Penn	6.1	4.8	(1.4)	5.8	3.7
Long-term care in run-off	2.1	0.3	2.5	3.2	3.6
Adjusted EBIT from business segments	132.9	115.0	94.7	121.3	113.0
Corporate operations, excluding interest expense	(11.8)	(29.7)	0.8	(12.0)	(11.2)
Adjusted EBIT*	121.1	85.3	95.5	109.3	101.8
Corporate interest expense	(12.1)	(12.1)	(12.1)	(12.6)	(13.9)
Operating earnings before taxes	109.0	73.2	83.4	96.7	87.9
Tax expense on period income	21.5	13.4	17.6	20.3	18.7
Net operating income	87.5	59.8	65.8	76.4	69.2
Net realized investment gains (losses) from sales and impairments, net of related amortization	37.0	(10.5)	(0.7)	(1.7)	(2.6)
Net change in market value of investments recognized in earnings	(5.3)	(27.5)	16.6	6.8	4.7
Fair value changes in embedded derivative liabilities, net of related amortization	22.9	(0.8)	(29.6)	(35.9)	(29.3)
Fair value changes related to the agent deferred compensation plan	-	0.9	(5.3)	(11.6)	(6.0)
Loss on extinguishment of debt	-	-	-	(7.3)	-
Loss related to reinsurance transaction	(704.2)	-	-	-	-
Other	0.8	1.8	1.2	0.7	(1.2)
Non-operating income (loss) before taxes	(648.8)	(36.1)	(17.8)	(49.0)	(34.4)
Income tax expense (benefit):					
On non-operating income (loss)	(136.3)	(7.6)	(3.8)	(10.2)	(7.2)
Valuation allowance for deferred tax assets and other tax items	104.8	3.0	-	-	-
Net non-operating income (loss)	(617.3)	(31.5)	(14.0)	(38.8)	(27.2)
Net income (loss)	$ (529.8)	$ 28.3	$ 51.8	$ 37.6	$ 42.0

*Management believes that an analysis of earnings before net realized investment gains (losses) from sales and impairments, net change in market value of investments recognized in earnings, fair value changes in embedded derivative liabilities, fair value changes related to the agent deferred compensation plan, loss on extinguishment of debt, loss related to reinsurance transaction, other non-operating items, corporate interest expense and taxes ("Adjusted EBIT," a non-GAAP financial measure) provides a clearer comparison of the operating results of the company quarter-over-quarter because it excludes: (1) net realized investment gains (losses) from sales and impairments; (2) net change in market value of investments recognized in earnings; (3) fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities that are unrelated to the company's underlying fundamentals; (4) loss on extinguishment of debt; (5) fair value changes related to the agent deferred compensation plan; (6) loss related to reinsurance transaction; (7) charges in the valuation allowance for deferred tax assets and other tax items; and (8) other non-operating items consisting primarily of earnings attributable to variable interest entities. The table above provides a reconciliation of Adjusted EBIT to net income.

CNO Financial Group | Third Quarter 2019 Earnings | November 5, 2019

27

Colonial Penn Segment Adjusted EBIT Summarized by In-Force and New Business

An analysis of Adjusted EBIT for Colonial Penn, separated between in-force and new business, provides increased clarity for this segment as the vast majority of the costs to generate new business in this segment are not deferrable and Adjusted EBIT will fluctuate based on management's decisions on how much marketing costs to incur in each period. Adjusted EBIT from new business includes pre-tax revenues and expenses associated with new sales of our insurance products during the first year after the sale is completed. Adjusted EBIT from in-force business includes all pre-tax revenues and expenses associated with sales of insurance products that were completed more than one year before the end of the reporting period. The allocation of certain revenues and expenses between new and in-force business is based on estimates, which we believe are reasonable (dollars in millions):

	Adjusted EBIT from Inforce Business					Adjusted EBIT from New Business					Adjusted EBIT from Inforce and New Business				
	3Q18	4Q18	1Q19	2Q19	3Q19	3Q18	4Q18	1Q19	2Q19	3Q19	3Q18	4Q18	1Q19	2Q19	3Q19
Revenues															
Insurance policy income	$ 63.3	$ 62.9	$ 64.0	$ 64.3	$ 64.5	$ 11.8	$ 12.0	$ 12.7	$ 13.3	$ 13.0	$ 75.1	$ 74.9	$ 76.7	$ 77.6	$ 77.5
Net investment income	11.1	11.2	10.7	10.8	10.4	-	-	-	-	-	11.1	11.2	10.7	10.8	10.4
Fee revenue and other income	0.5	0.4	0.5	0.4	0.3	-	-	-	-	-	0.5	0.4	0.5	0.4	0.3
Total revenues	74.9	74.5	75.2	75.5	75.2	11.8	12.0	12.7	13.3	13.0	86.7	86.5	87.9	88.8	88.2
Benefits and expenses															
Insurance policy benefits	42.6	42.8	48.2	44.1	42.5	7.2	7.3	8.0	8.4	8.2	49.8	50.1	56.2	52.5	50.7
Interest expense	0.3	0.4	0.4	0.4	0.4	-	-	-	-	-	0.3	0.4	0.4	0.4	0.4
Amortization	4.0	4.8	4.1	3.2	5.0	0.2	0.1	0.4	0.4	0.4	4.2	4.9	4.5	3.6	5.4
Other operating costs and expenses	9.2	8.7	8.3	8.1	8.2	17.1	17.6	19.9	18.4	19.8	26.3	26.3	28.2	26.5	28.0
Total benefits and expenses	56.1	56.7	61.0	55.8	56.1	24.5	25.0	28.3	27.2	28.4	80.6	81.7	89.3	83.0	84.5
Adjusted EBIT from Inforce Business	$ 18.8	$ 17.8	$ 14.2	$ 19.7	$ 19.1	$(12.7)	$(13.0)	$(15.6)	$(13.9)	$(15.4)	$ 6.1	$ 4.8	$ (1.4)	$ 5.8	$ 3.7

CNO Financial Group | Third Quarter 2019 Earnings | November 5, 2019

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Information Related to Certain Non-GAAP Financial Measures The following provides additional information regarding certain non-GAAP measures used in this presentation. A non-GAAP measure is a numerical measure of a company’s performance, financial position, or cash flows that excludes or includes amounts that are normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. While management believes these measures are useful to enhance understanding and comparability of our financial results, these non-GAAP measures should not be considered as substitutes for the most directly comparable GAAP measures. Additional information concerning non-GAAP measures is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors – SEC Filings” section of CNO’s website, www.CNOinc.com. Operating earnings measures Management believes that an analysis of net income applicable to common stock before net realized investment gains or losses from sales and impairments, net change in market value of investments recognized in earnings, fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, fair value changes related to the agent deferred compensation plan, loss on extinguishment of debt, loss related to reinsurance transaction, changes in the valuation allowance for deferred tax assets and other tax items and other non-operating items consisting primarily of earnings attributable to variable interest entities (“net operating income,” a non-GAAP financial measure) is important to evaluate the financial performance of the Company and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the Company’s underlying fundamentals. CNO Financial Group | Third Quarter 2019 Earnings | November 5, 2019 29

Information Related to Certain Non-GAAP Financial Measures

A reconciliation of net income(loss) applicable to common stock to net operating income (and related per-share amounts) is as follows (dollars in millions, except per-share amounts):

	3Q18	4Q18	1Q19	2Q19	3Q19
Net income (loss) applicable to common stock	$ (529.8)	$ 28.3	$ 51.8	$ 37.6	$ 42.0
Non-operating items:					
Net realized investment (gains) losses from sales and impairments, net of related amortization	(37.0)	10.5	0.7	1.7	2.6
Net change in market value of investments recognized in earnings	5.3	27.5	(16.6)	(6.8)	(4.7)
Fair value changes in embedded derivative liabilities, net of related amortization	(22.9)	0.8	29.6	35.9	29.3
Fair value changes related to the agent deferred compensation plan	-	(0.9)	5.3	11.6	6.0
Loss on extinguishment of debt	-	-	-	7.3	-
Loss related to reinsurance transaction	704.2	-	-	-	-
Other	(0.8)	(1.8)	(1.2)	(0.7)	1.2
Non-operating (income) loss before taxes	648.8	36.1	17.8	49.0	34.4
Income tax (expense) benefit:					
On non-operating (income) loss	136.3	7.6	3.8	10.2	7.2
Valuation allowance for deferred tax assets and other tax items	(104.8)	(3.0)	-	-	-
Net non-operating (income) loss	617.3	31.5	14.0	38.8	27.2
Net operating income (a non-GAAP financial measure)	$ 87.5	$ 59.8	$ 65.8	$ 76.4	$ 69.2
Per diluted share:					
Net income (loss)	$ (3.22)	$ 0.17	$ 0.32	$ 0.24	$ 0.27
Net realized investment (gains) losses from sales and impairments (net of related amortization and taxes)	(0.18)	0.05	-	0.01	0.01
Net change in market value of investments recognized in earnings (net of taxes)	0.03	0.13	(0.08)	(0.04)	(0.02)
Fair value changes in embedded derivative liabilities (net of related amortization and taxes)	(0.11)	-	0.15	0.18	0.15
Fair value changes related to the agent deferred compensation plan (net of taxes)	-	-	0.03	0.06	0.03
Loss on extinguishment of debt	-	-	-	0.03	-
Loss related to reinsurance transaction (net of taxes)	4.01	-	-	-	-
Valuation allowance for deferred tax assets and other tax items	-	0.02	-	-	-
Other	-	(0.01)	(0.01)	-	0.01
Net operating income (a non-GAAP financial measure)	$ 0.53	$ 0.36	$ 0.41	$ 0.48	$ 0.45

CNO Financial Group | Third Quarter 2019 Earnings | November 5, 2019

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Information Related to Certain Non-GAAP Financial Measures A reconciliation of operating income and shares used to calculate basic and diluted operating earnings per share is as follows (dollars in millions, except per-share amounts, and shares in thousands): 3Q18 (a) 4Q18 1Q19 2Q19 3Q19 Operating income$ 87.5 $ 59.8 $ 65.8 $ 76.4 $ 69.2 Weighted average shares outstanding for basic earnings per share 164,551 164,118 160,948 158,816 154,257 Effect of dilutive securities on weighted average shares: Stock options, restricted stock and performance units - 1,772 1,241 919 1,003 Weighted average shares outstanding for diluted earnings per share 164,551 165,890 162,189 159,735 155,260 Net operating income per diluted share$ 0.53 $ 0.36 $ 0.41 $ 0.48 $ 0.45 (a) Equivalent common shares of 2,146 were not included in the diluted weighted average shares outstanding due to the net loss recognized in 3Q18. CNO Financial Group | Third Quarter 2019 Earnings | November 5, 2019 31

Information Related to Certain Non-GAAP Financial Measures Book value per diluted share Book value per diluted share reflects the potential dilution that could occur if outstanding stock options were exercised, restricted stock and performance units were vested and convertible securities were converted. The dilution from options, restricted shares and performance units is calculated using the treasury stock method. Under this method, we assume the proceeds from the exercise of the options (or the unrecognized compensation expense with respect to restricted stock and performance units) will be used to purchase shares of our common stock at the closing market price on the last day of the period. In addition, the calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments. Management believes this adjustment to the December 31, 2017 non-GAAP measure is useful because it removes the tax effects stranded in accumulated other comprehensive income as a result of accounting rules which require the effects of the Tax Reform Act on deferred tax balances to be recorded in earnings, even if the balance was originally recorded in accumulated other comprehensive income. A reconciliation from book value per share to book value per diluted share, excluding accumulated other comprehensive income (loss) is as follows (dollars in millions, except per share amounts): 3Q18 4Q18 1Q19 2Q19 3Q19 Total shareholders' equity$ 3,619.9 $ 3,370.9 $ 3,837.9 $ 4,252.2 $ 4,553.3 Shares outstanding for the period 164,634,365 162,201,692 159,955,172 156,768,002 152,183,491 Book value per share$ 21.99 $ 20.78 $ 23.99 $ 27.12 $ 29.92 Total shareholders' equity$ 3,619.9 $ 3,370.9 $ 3,837.9 $ 4,252.2 $ 4,553.3 Less accumulated other comprehensive income (403.5) (177.7) (654.9) (1,098.2) (1,442.9) Adjusted shareholders' equity excluding AOCI$ 3,216.4 $ 3,193.2 $ 3,183.0 $ 3,154.0 $ 3,110.4 Shares outstanding for the period 164,634,365 162,201,692 159,955,172 156,768,002 152,183,491 Dilutive common stock equivalents related to: Stock options, restricted stock and performance units 2,189,022 1,391,458 1,168,027 894,456 1,059,278 Diluted shares outstanding 166,823,387 163,593,150 161,123,199 157,662,458 153,242,769 Book value per diluted share (a non-GAAP financial measure)$ 19.28 $ 19.52 $ 19.76 $ 20.00 $ 20.30 CNO Financial Group | Third Quarter 2019 Earnings | November 5, 2019 32

Information Related to Certain Non-GAAP Financial Measures

Interest-adjusted benefit ratios

The interest-adjusted benefit ratio (a non-GAAP measure) is calculated by dividing the product's insurance policy benefits less imputed interest income on the accumulated assets backing the insurance liabilities by insurance policy income. Interest income is an important factor in measuring the performance of longer duration health products. The net cash flows generally cause an accumulation of amounts in the early years of a policy (accounted for as reserve increases), which will be paid out as benefits in later policy years (accounted for as reserve decreases). Accordingly, as the policies age, the benefit ratio will typically increase, but the increase in the change in reserve will be partially offset by the imputed interest income earned on the accumulated assets. The interest-adjusted benefit ratio reflects the effects of such interest income offset. Since interest income is an important factor in measuring the performance of these products, management believes a benefit ratio, which includes the effect of interest income, is useful in analyzing product performance.

($ millions)

	3Q18	4Q18	1Q19	2Q19	3Q19
Bankers Life					
Long-term care benefit ratios					
Earned premium	$ 63.7	$ 63.8	$ 63.7	$ 63.5	$ 63.7
Benefit ratio before imputed interest income on reserves	122.5%	117.9%	120.6%	122.1%	123.6%
Interest-adjusted benefit ratio	79.0%	74.7%	77.2%	77.5%	78.7%
Underwriting margin (earned premium plus imputed interest income on reserves less policy benefits)	$ 13.4	$ 16.2	$ 14.5	$ 14.3	$ 13.6
Washington National					
Supplemental health benefit ratios					
Earned premium	$ 152.2	$ 156.0	$ 155.6	$ 156.7	$ 157.6
Benefit ratio before imputed interest income on reserves	81.3%	77.7%	77.6%	80.2%	79.5%
Interest-adjusted benefit ratio	56.9%	53.8%	53.4%	56.2%	55.4%
Underwriting margin (earned premium plus imputed interest income on reserves less policy benefits)	$ 65.6	$ 72.1	$ 72.4	$ 68.7	$ 70.4

CNO Financial Group | Third Quarter 2019 Earnings | November 5, 2019

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Information Related to Certain Non-GAAP Financial Measures Operating return measures Management believes that an analysis of net income applicable to common stock before net realized investment gains or losses from sales and impairments, net change in market value of investments recognized in earnings, fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, fair value changes related to the agent deferred compensation plan, loss on extinguishment of debt, loss on reinsurance transaction, changes in the valuation allowance for deferred tax assets and other tax items, loss on extinguishment of debt and other non-operating items consisting primarily of earnings attributable to variable interest entities (“net operating income,” a non-GAAP financial measure) is important to evaluate the financial performance of the Company and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the Company’s underlying fundamentals. Management also believes that an operating return, excluding significant items, is important as the impact of these items enhances the understanding of our operating results. This non-GAAP financial measure also differs from return on equity because accumulated other comprehensive income (loss) has been excluded from the value of equity used to determine this ratio. Management believes this non-GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management. In addition, our equity includes the value of significant net operating loss carryforwards (included in income tax assets). In accordance with GAAP, these assets are not discounted, and accordingly will not provide a return to shareholders (until after it is realized as a reduction to taxes that would otherwise be paid). Management believes that excluding this value from the equity component of this measure enhances the understanding of the effect these non-discounted assets have on operating returns and the comparability of these measures from period-to-period. Operating return measures are used in measuring the performance of our business units and are used as a basis for incentive compensation. CNO Financial Group | Third Quarter 2019 Earnings | November 5, 2019 34

Information Related to Certain Non-GAAP Financial Measures The calculations of: (i) operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); (ii) operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); and (iii) return on equity are as follows (dollars in millions): Trailing Twelve Months Ended 3Q18 4Q18 1Q19 2Q19 3Q19 Operating income$ 329.1 $ 303.1 $ 295.0 $ 289.5 $ 271.2 Operating income, excluding significant items$ 321.8 $ 317.3 $ 310.1 $ 304.6 $ 286.3 Net Income (loss)$ (414.2) $ (315.0) $ (347.5) $ (412.1) $ 159.7 Average common equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)$ 3,232.7 $ 3,086.7 $ 2,942.5 $ 2,782.7 $ 2,697.2 Average common shareholders' equity$ 4,542.6 $ 4,200.3 $ 3,918.3 $ 3,795.6 $ 3,886.9 Operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 10.2% 9.8% 10.0% 10.4% 10.1% Operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 10.0% 10.3% 10.5% 10.9% 10.6% Return on equity -9.1% -7.5% -8.9% -10.9% 4.1% (Continued on next page) CNO Financial Group | Third Quarter 2019 Earnings | November 5, 2019 35

Information Related to Certain Non-GAAP Financial Measures The following summarizes: (i) operating earnings; (ii) significant items; (iii) operating earnings, excluding significant items; and (iv) net income(loss) (dollars in millions): Net Operating Net Operating Income, income, excluding Net excluding significant income (loss) - Net Operating Significant significant items - trailing Net trailing income items (a) items four quarters income (loss) four quarters 4Q17$ 85.8 $ (6.4) $ 79.4 $ 288.3 $ (70.9) $ 175.6 1Q18 73.9 (0.9) 73.0 299.6 84.3 197.6 2Q18 81.9 - 81.9 309.0 102.2 216.4 3Q18 87.5 - 87.5 321.8 (529.8) (414.2) 4Q18 59.8 15.1 74.9 317.3 28.3 (315.0) 1Q19 65.8 - 65.8 310.1 51.8 (347.5) 2Q19 76.4 - 76.4 304.6 37.6 (412.1) 3Q19 69.2 - 69.2 286.3 42.0 159.7 (a) The significant items have been discussed in prior press releases. (Continued on next page) CNO Financial Group | Third Quarter 2019 Earnings | November 5, 2019 36

Information Related to Certain Non-GAAP Financial Measures A reconciliation of pretax operating earnings (a non-GAAP financial measure) to net income (loss) is as follows (dollars in millions): Twelve Months Ended 3Q18 4Q18 1Q19 2Q19 3Q19 Pretax operating earnings (a non-GAAP financial measure)$ 432.9 $ 381.2 $ 369.7 $ 362.3 $ 341.2 Income tax expense (103.8) (78.1) (74.7) (72.8) (70.0) Operating return 329.1 303.1 295.0 289.5 271.2 Non-operating items: Net realized investment gains (losses) from sales and impairments, net of related amortization 46.3 37.9 36.7 24.1 (15.5) Net change in market value of investments recognized in earnings (21.2) (48.8) (16.5) (9.4) 0.6 Fair value changes in embedded derivative liabilities, net of related amortization 61.8 55.5 0.8 (43.4) (95.6) Fair value changes and amendment related to the agent deferred compensation plan 12.2 11.9 6.6 (16.0) (22.0) Loss on extinguishment of debt - - - (7.3) (7.3) Loss on reinsurance transaction (704.2) (704.2) (704.2) (704.2) - Other (4.3) 1.7 (0.4) 4.5 2.5 Non-operating loss before taxes (609.4) (646.0) (677.0) (751.7) (137.3) Income tax expense (benefit): On non-operating loss (128.0) (135.7) (142.3) (157.9) (28.8) Valuation allowance for deferred tax assets and other tax items 261.9 107.8 107.8 107.8 3.0 Net non-operating loss (743.3) (618.1) (642.5) (701.6) (111.5) Net income (loss)$ (414.2) $ (315.0) $ (347.5) $ (412.1) $ 159.7 (Continued on next page) CNO Financial Group | Third Quarter 2019 Earnings | November 5, 2019 37

Information Related to Certain Non-GAAP Financial Measures A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows (dollars in millions): 1Q17 2Q17 3Q17 4Q17 Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)$ 3,236.6 $ 3,263.2 $ 3,335.0 $ 3,225.6 Net operating loss carryforwards 640.6 621.6 613.1 409.8 Accumulated other comprehensive income 729.6 894.5 933.6 1,212.1 Common shareholders' equity$ 4,606.8 $ 4,779.3 $ 4,881.7 $ 4,847.5 1Q18 2Q18 3Q18 4Q18 Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)$ 3,318.7 $ 3,366.0 $ 2,705.8 $ 2,687.3 Net operating loss carryforwards 404.2 388.7 510.6 505.9 Accumulated other comprehensive income 894.3 700.2 403.5 177.7 Common shareholders' equity$ 4,617.2 $ 4,454.9 $ 3,619.9 $ 3,370.9 1Q19 2Q19 3Q19 Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)$ 2,703.4 $ 2,702.9 $ 2,685.0 Net operating loss carryforwards 479.6 451.1 425.4 Accumulated other comprehensive income 654.9 1,098.2 1,442.9 Common shareholders' equity$ 3,837.9 $ 4,252.2 $ 4,553.3 CNO Financial Group | Third Quarter 2019 Earnings | November 5, 2019 38

Information Related to Certain Non-GAAP Financial Measures A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows (dollars in millions): Trailing Four Quarter Average 3Q18 4Q18 1Q19 2Q19 3Q19 Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)$ 3,232.7 $ 3,086.7 $ 2,942.5 $ 2,782.7 $ 2,697.2 Net operating loss carryforwards 441.1 440.4 461.8 479.0 476.2 Accumulated other comprehensive income 868.8 673.2 514.0 533.8 713.5 Common shareholders' equity$ 4,542.6 $ 4,200.3 $ 3,918.3 $ 3,795.5 $ 3,886.9 CNO Financial Group | Third Quarter 2019 Earnings | November 5, 2019 39

Information Related to Certain Non-GAAP Financial Measures

Debt to capital ratio, excluding accumulated other comprehensive income (loss)

The debt to capital ratio, excluding accumulated other comprehensive income (loss), differs from the debt to capital ratio because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management. A reconciliation of these ratios is as follows (dollars in millions):

	3Q18	4Q18	1Q19	2Q19	3Q19
Corporate notes payable	$ 916.2	$ 916.8	$ 917.3	$ 988.3	$ 988.7
Total shareholders' equity	3,619.9	3,370.9	3,837.9	4,252.2	4,553.3
Total capital	$ 4,536.1	$ 4,287.7	$ 4,755.2	$ 5,240.5	$ 5,542.0
Corporate debt to capital	20.2%	21.4%	19.3%	18.9%	17.8%
Corporate notes payable	$ 916.2	$ 916.8	$ 917.3	$ 988.3	$ 988.7
Total shareholders' equity	3,619.9	3,370.9	3,837.9	4,252.2	4,553.3
Less accumulated other comprehensive income	(403.5)	(177.7)	(654.9)	(1,098.2)	(1,442.9)
Total capital	$ 4,132.6	$ 4,110.0	$ 4,100.3	$ 4,142.3	$ 4,099.1
Debt to total capital ratio, excluding AOCI (a non-GAAP financial measure)	22.2%	22.3%	22.4%	23.9%	24.1%

CNO Financial Group | Third Quarter 2019 Earnings | November 5, 2019

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Information Related to Certain Non-GAAP Financial Measures

The following summarizes our estimate of the impact of lower general account asset investment income and changes in amounts impacting spreads on 3Q19 net income compared to 3Q18 net income (dollars in millions, except per share data):

	3Q19	3Q18	Difference
Net investment income on general account assets	$ 275.9	$ 332.0	$ (56.1)
3Q18 investment income related to long-term care block ceded at end of 3Q18	-	(45.4)	45.4
Impact of amounts credited and cost of options impacting spread:			
Cost of interest credited to policyholders	(26.5)	(27.7)	1.2
Cost of options to fund index credits, net of forfeitures	(26.3)	(20.5)	(5.8)
Subtotal	223.1	238.4	(15.3)
Tax expense (benefit)	46.9	50.1	(3.2)
Impact on net income, net of income taxes	$ 176.2	$ 188.3	$ (12.1)
Per diluted share impact, based on 3Q19 weighted average shares oustanding (a non-GAAP financial measure)			$ (0.08) (a)

(a) The corresponding GAAP measure (without excluding the 3Q18 investment income related to the long-term care block ceded at the end of 3Q18) was $(0.31) per diluted share.

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